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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  ---------------------------------------------

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                November 5, 2001
                                ----------------

                                 Date of Report

                            BAXTER INTERNATIONAL INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
             ------------------------------------------------------
                 (State or other jurisdiction of incorporation)


             1-4448                               36-0781620
  --------------------------------     --------------------------------
    (Commission file number)           (IRS Employer Identification No.)


 One Baxter Parkway, Deerfield, Illinois               60015
 ---------------------------------------               ------
 (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (847) 948-2000







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Item 5. Other Events.

     On November 5, 2001, a Baxter International Inc. subsidiary announced that preliminary tests lead Baxter to believe that a processing fluid used in the manufacturing operation in Baxter's Ronneby, Sweden, facility may have played a role in recent hemodialysis patient deaths. As detailed in the press release, Baxter expects to take a fourth-quarter after-tax charge of approximately $100-150 million to cover the cost of discontinuing its series A dialyzer product line and other related costs. The press release is filed as Exhibit 99 and incorporated by reference

     This report contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field, product demand and market acceptance, the effect of economic conditions, actions of regulatory bodies, results of ongoing product testing, the impact of competitive products and pricing, foreign currency exchange rates and other risks detailed in the company's filings with the Securities and Exchange Commission. These forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results or experience could differ materially from the forward-looking statements.

Item 7. Exhibits

Exhibit No. Exhibit

99 Press Release dated November 5, 2001


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      BAXTER INTERNATIONAL INC.
                                                       ------------------------
                                                            (Registrant)



                                                         By: /s/ Jan Stern Reed

                                                             Jan Stern Reed
                                                             Corporate Secretary

Date:  November 5, 2001


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